                                                            Exhibit 28.2



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 11-K



                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



For the Fiscal Year Ended December 31, 1995
                          -----------------



Commission File Number 1-5881
                       ------



                THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------
                           (Full Title of the Plan)



                     BROWN & SHARPE MANUFACTURING COMPANY
                              200 Frenchtown Road
                   North Kingstown, Rhode Island 02852-1700
                                (401) 886-2000

        (Name of Issuer and Address of its Principal Executive Office)

                                  SIGNATURES
                                  ----------



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 24th day of June 1996.
- ----        ---------

                                    BROWN & SHARPE SAVINGS & RETIREMENT PLAN


                                    By:   /s/ Alfred J. Corso
                                          -------------------------------
                                          Alfred J. Corso
                                          Controller
                                          (Principal Accounting Officer)

                THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN



                               Table of Contents




                                                               Page
                                                               -----

Report of Ernst & Young LLP, Independent Auditors                  4

Financial Statements:

  Statements of Net Assets Available for Plan Benefits
    at December 31, 1995 and 1994                                  5

  Statements of Changes in Net Assets Available for Plan
    Benefits for the Years Ended December 31, 1995 and 1994        5

  Notes to Financial Statements                                 6-13

Supplemental Schedules:

  Schedule of Reportable Transactions                             14

  Schedule of Assets Held for Investment Purposes
    at December 31, 1995                                       15-18

Consent of Independent Auditors                                   19

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------


Brown & Sharpe Savings and Retirement Plan Committee
Brown & Sharpe Manufacturing Company


    We have audited the accompanying statements of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



                                                    ERNST & YOUNG LLP

June 24, 1996

                 THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                 --------------------------------------------

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------

                                            As of December 31,
                                          ----------------------
                                             1995        1994
                                          ----------  ----------
Assets:
   Investments (Notes 2 and 5)            $5,569,599  $5,132,173
   Dividends and interest receivable          24,260      22,560
   Employer contributions receivable         181,813     174,679
   Plan loans receivable                      70,355      69,241
                                          ----------  ----------
   Net Assets Available for Plan          $5,846,027  $5,398,653
    Benefits                              ==========  ==========

STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
- --------------------------------------------------------------------------

                                           For the years ended  December 31,
                                          -----------------------------------
                                                1995               1994
                                          -----------------  ----------------
Additions
- ---------
Contributions:
   Employer                                     $  189,035        $  180,795
   Employee                                        295,062           234,428
                                                ----------        ----------
                                                   484,097           415,223
Investment income:
   Interest                                        230,153           221,076
   Dividends                                         7,202            16,649
                                                ----------        ----------
                                                   237,355           237,725
Net appreciation (depreciation)
      in the fair value of investments             514,075           (53,660)
                                                ----------        ----------
Total additions                                  1,235,527           599,288

Deductions
- ----------
   Payments to participants                       (744,842)         (735,565)
   Forfeitures                                        (580)                -
   Loan Default                                          -            (3,595)
   Fees                                             (2,955)           (5,071)
                                                ----------        ----------
Total deductions                                  (748,377)         (744,231)

Transfers
- ---------
   From Brown & Sharpe Employee Stock Owner-
       ship & Profit Participation Plan (ESOP)       6,487             3,700

   (To) From Brown & Sharpe Savings & Retire-
       ment Plan for Mgmt. Employees (SARPM)       (46,263)            2,726
                                                ----------        ----------
Net transfers                                      (39,776)            6,426
                                                ----------        ----------

Net increase (decrease) in assets                  447,374          (138,517)
Net assets, beginning of year                    5,398,653         5,537,170
                                                ----------        ----------
Net assets, end of year                         $5,846,027        $5,398,653
                                                ==========        ==========

See notes to the financial statements

                 THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                 --------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


1.  PLAN DESCRIPTION
    ----------------

    The following description of the Brown & Sharpe Savings and Retirement Plan (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

    GENERAL
    -------

        The Plan, which began on October 1, 1987, is a defined contribution plan covering all eligible full-time employees covered by a collective bargaining agreement of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

    CONTRIBUTIONS
    -------------

        The Plan permits a participant to make deferred salary contributions to the Plan equal to 2% to 16% of compensation up to a maximum of $9,240 in 1995 and in 1994 (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds," as described below.

        The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1995 and 1994 were $181,813 and $174,679 respectively.

        In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1995 and 1994 were $7,222 and $6,117 respectively.

    PARTICIPANT ACCOUNTS
    --------------------

        A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with participant salary deferrals, Company contributions, and an allocation of earnings of the Funds in which such participant's account is invested. Allocations, as determined by a monthly valuation, are credited ratably among all participants in each Fund.

                   -----------------------------------------


    INVESTMENTS
    -----------

         Participants direct the trustee to put contributions in one or more of the following investment alternatives in multiples of 10%:

    (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock and cash; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company, consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York, Principal Mutual Life Insurance Company, and Allstate Life Insurance Company. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract.
    The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

         The Plan assets, and those of the Brown & Sharpe Savings and Retirement Plan for Management Employees are held in a trust administered by Fleet National Bank as Trustee. The assets and activity within this trust are allocated between the two plans based on the underlying participant records of each plan.

         In years when Company contributions are made, forfeitures are used first to reduce Company contributions and then to pay Plan expenses. In 1995 forfeitures used to pay Plan expenses totaled $580. In 1994, Plan expenses were paid entirely by the Company.

    BENEFITS
    --------

         A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

         Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

         While in service, a participant may apply for a hardship withdrawal of funds subject to restrictive IRS rules and excise tax. The Plan also permits a participant to borrow against his/her account and repay the loan by payroll deduction.

                   -----------------------------------------


         Plan participants who are no longer employees of the Company but who have elected to defer payment of their account balance are assessed an asset management trust and recordkeeping fee based on actual cost. These participant account balances amount to $950,142 at December 31, 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    Investments, other than insurance contracts, are stated at fair value. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Listed securities and governmental obligations for which no sale was reported on that date are valued at the last reported bid price. Investments in guaranteed interest contracts with insurance companies are stated at contract value determined as cost plus accrued interest, less distributions to date, which approximates fair value.

    Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

3.  TAX STATUS
    ----------

    The Plan has received a favorable determination letter from the IRS (dated April 11, 1995). This favorable determination by the IRS does apply on a retroactive basis to periods including the financial statement date.

4.  PLAN TERMINATION
    ----------------

    The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                   -----------------------------------------

5.  INVESTMENTS
    -----------

    Investments held at December 31, 1995 and 1994 are as follows:

Description                                   Current Value                Cost
- -----------                               ----------------------  ----------------------
                                             1995        1994        1995        1994
                                          ----------  ----------  ----------  ----------
Investments stated at fair value:
 Company common stock                     $  373,420  $  251,883  $  347,071  $  370,218
 Diversified investments:
  Government securities                      194,591      79,494     184,390      78,884
  Common & preferred stock                 1,622,939   1,246,167   1,216,984   1,080,069
 Short-term investments (1)                  197,381     245,244     197,381     245,244
Investments stated at contract value:
 Guaranteed interest contracts             3,181,268   3,309,385   3,181,268   3,309,385
                                          ----------  ----------  ----------  ----------
  Total investments                       $5,569,599  $5,132,173  $5,127,094  $5,083,800
                                          ==========  ==========  ==========  ==========

  (1) Short-term investments include temporary investments made within each of the Funds.

    The following investments exceed 5% of Plan assets at December 31, 1995:

                                                                Current Value
                                                              ------------------
Investments stated at contract value:
1991 GIC           Allstate Life Insurance Company                $  347,351
                   Contract #GA5052
1993 GIC           Principal Mutual Life Insurance                 2,045,067
                   Contract #GA88705-03
1994 GIC           American International Life                       529,418
                   Assurance Company Contract #18181
Investment stated at fair value
36,431.26 shares   Brown & Sharpe Manufacturing                      373,420
                   Company Common
                   Stock Class A & B


    The following investments exceed 5% of Plan assets at December 31, 1994:

                                                                Current Value
                                                              ------------------
Investments stated at contract value:
1991 GIC           Allstate Life Insurance Company                $  366,905
                   Contract #GA5052
1992 GIC           Principal Mutual Life Insurance                   271,463
                   Contract #GA88705-02
1993 GIC           Principal Mutual Life Insurance                 2,309,388
                   Contract #GA88705-03
1994 GIC           American International Life                       361,629
                   Assurance Company Contract #18181


                   -----------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
    --------------------------------------------------------------------------

                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1995, WITH FUND INFORMATION
                  -----------------------------------------------------------------------------------------------
                                                 Money                                              Guaranteed (1)
                                  Plan           Market       Diversified(1)        Company(1)         Interest
                                 Loans            Fund              Fund            Stock Fund           Fund            Total
                             --------------  --------------  -------------------  ----------------  ---------------  --------------
Assets:
    Investments              $      -           $131,413          $1,845,379          $382,150         $3,210,657       $5,569,599
    Dividends and interest
     receivable                     -                418               6,130                11             17,701           24,260
    Plan loans receivable      70,355                  -                   -                 -                  -           70,355
    Employer contributions
     receivable                     -              8,915             105,720             6,491             60,687          181,813
                             --------           --------          ----------          --------         ----------       ----------
    Net Assets Available
     for Plan Benefits       $ 70,355           $140,746          $1,957,229          $388,652         $3,289,045       $5,846,027
                             ========           ========          ==========          ========         ==========       ==========

(1) Includes short-term investments of $27,849 in the Diversified Fund, $8,730 in the Company Stock Fund, and $29,389 in the Guaranteed Interest Fund.

                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1994, WITH FUND INFORMATION
                  -----------------------------------------------------------------------------------------------
                                                 Money                                                Guaranteed
                                  Plan           Market        Diversified(2)         Company(2)        Interest
                                 Loans            Fund               Fund             Stock Fund          Fund            Total
                             --------------  --------------  -------------------  ----------------  --------------   --------------
Assets:
    Investments              $      -          $143,114           $1,400,152           $260,855       $3,328,052       $5,132,173
    Dividends and interest
     receivable                     -                 5                3,642                 23           18,890           22,560
    Plan loans receivable      69,241                 -                    -                  -                -           69,241
    Employer contributions
     receivable                     -             5,686               66,871              2,234           99,888          174,679
                             --------          --------           ----------           --------       ----------       ----------
    Net Assets Available
     for Plan Benefits       $ 69,241          $148,805           $1,470,665           $263,112       $3,446,830       $5,398,653
                             ========          ========           ==========           ========       ==========       ==========

(2) Includes short-term investments of $74,491 in the Diversified Fund, $8,972 in the Company Stock Fund, and $18,667 in the Guaranteed Interest Fund.

                   -----------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
    --------------------------------------------------------------------------
    (CONTINUED)
    -----------

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1994,
WITH FUND INFORMATION

- ------------------------------------------------------------------------------------------------------------------------------------

                                Plan           Money Mkt.     Diversified       Company Stock      Guaranteed
                                Loans             Fund           Fund               Fund          Interest Fund      Total
                             -----------      ------------    -----------       ------------      -------------    -----------
Contributions:
   Employer                    $      -         $  8,915       $  105,720          $ 13,713         $   60,687     $  189,035
   Employee                           -            8,505          119,517            28,889            138,151        295,062
   Loan repayments              (23,752)               -            7,184             5,873             10,695              -
                               --------         --------       ----------          --------         ----------     ----------
                                (23,752)          17,420          232,421            48,475            209,533        484,097
Investment income:
   Interest                           -            8,230           15,211             1,451            205,261        230,153
   Dividends                          -                -            7,202                 -                  -          7,202
                               --------         --------       ----------          --------         ----------     ----------
                                      -            8,230           22,413             1,451            205,261        237,355
Net appreciation
       in the fair value
        of investments                -                -          386,160           127,915                  -        514,075
                               --------         --------       ----------          --------         ----------     ----------
Total income                    (23,752)          25,650          640,994           177,841            414,794      1,235,527

Disbursements
   Payments to participants           -          (33,741)        (142,189)          (41,176)          (527,736)      (744,842)
   Loans to participants         29,344             (946)         (18,245)                -            (10,153)             -
   Forfeitures                        -             (580)               -                 -                  -           (580)
   Fees                               -              (17)          (1,370)               (3)            (1,565)        (2,955)
                               --------         --------       ----------          --------         ----------     ----------
Total disbursements              29,344          (35,284)        (161,804)          (41,179)          (539,454)      (748,377)

Transfers
   Transfers (to) from ESOP           -            1,575                -              (258)             5,170          6,487
   Transfers to SARPM            (4,478)               -          (11,234)           (1,383)           (29,168)       (46,263)
   Transfers between funds            -                -           18,608            (9,481)            (9,127)             -
                               --------         --------       ----------          --------         ----------     ----------
Net transfers                    (4,478)           1,575            7,374           (11,122)           (33,125)       (39,776)
                               --------         --------       ----------          --------         ----------     ----------

Net increase (decrease)           1,114           (8,059)         486,564           125,540           (157,785)       447,374
Net assets, beginning of         69,241          148,805        1,470,665           263,112          3,446,830      5,398,653
 year                          --------         --------       ----------          --------         ----------     ----------
Net assets, end of year        $ 70,355         $140,746       $1,957,229          $388,652         $3,289,045     $5,846,027
                               ========         ========       ==========          ========         ==========     ==========

                   -----------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
    --------------------------------------------------------------------------
    (CONTINUED)
    -----------

         STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1994,
          ---------------------------------------------------------------------------------------------------------------
                                                       WITH FUND INFORMATION
                                                       ---------------------

                                Plan           Money Mkt.     Diversified       Company Stock        Guaranteed
                                Loans             Fund           Fund               Fund            Interest Fund       Total
                             -----------      ------------    -----------       ------------        -------------   -------------
Contributions:
   Employer                  $         -          $  5,686      $   66,871          $  8,351           $   99,887      $  180,795
   Employee                            -             3,079          86,790            24,467              120,092         234,428
   Loan repayments               (20,581)                -           6,183             5,509                8,889               -
                                --------          --------      ----------          --------           ----------      ----------
                                 (20,581)            8,765         159,844            38,327              228,868         415,223
Investment income:
   Interest                            -             5,197           2,878             1,519              211,482         221,076
   Dividends                           -                 -          16,649                 -                    -          16,649
                                --------          --------      ----------          --------           ----------      ----------
                                       -             5,197          19,527             1,519              211,482         237,725
Net depreciation
       in the fair value
        of investments                 -                 -         (14,284)          (39,376)                   -         (53,660)
                                --------          --------      ----------          --------           ----------      ----------
Total income                     (20,581)           13,962         165,087               470              440,350         599,288

Disbursements
   Payments to participants            -           (20,379)       (123,972)           (8,939)            (582,275)       (735,565)
   Loans to participants          26,485                 -         (11,642)             (275)             (14,568)              -
   Loan defaults                  (3,595)                -               -                 -                    -          (3,595)
   Fees                                -               (31)         (2,754)             (134)              (2,152)         (5,071)
                                --------          --------      ----------          --------           ----------      ----------
Total disbursements               22,890           (20,410)       (138,368)           (9,348)            (598,995)       (744,231)

Transfers
   Transfers from ESOP                 -                 -           1,824                 -                1,876           3,700
   Transfers from (to)                 -                 -          (2,666)            5,850                 (458)          2,726
    SARPM
   Transfers between funds             -            36,888         196,220           (48,543)            (184,565)              -
                                --------          --------      ----------          --------           ----------      ----------
Net transfers                          -            36,888         195,378           (42,693)            (183,147)          6,426
                                --------          --------      ----------          --------           ----------      ----------

Net increase (decrease)            2,309            30,440         222,097           (51,571)            (341,792)       (138,517)
Net assets, beginning of
 year                             66,932           118,365       1,248,568           314,683            3,788,622       5,537,170
                                --------          --------      ----------          --------           ----------      ----------
Net assets, end of year         $ 69,241          $148,805      $1,470,665          $263,112           $3,446,830      $5,398,653
                                ========          ========      ==========          ========           ==========      ==========


                   -----------------------------------------

7.  TRANSACTIONS WITH PARTIES-IN-INTEREST
    -------------------------------------

DURING THE YEARS ENDED DECEMBER 31, 1995 AND 1994, THE PLAN ENTERED INTO THE FOLLOWING TRANSACTIONS WITH  PARTIES-IN-INTEREST:

                                                                       December 31
                                          ----------------------------------------------------------------------
                                                          1995                                1994
                                          ----------------------------------  ----------------------------------

                                             Units/Shares         Amount         Units/Shares        Amount
                                          -----------------  ---------------  -----------------  ---------------

Fleet National Bank Money Market Fund:
- ----------------------------------------

 Purchases of face amount                                --       $1,539,816                 --       $2,785,511
 Sales of face amount                                    --        1,577,038                 --        2,786,177
 Investment income                                       --            3,991                 --            4,476


Brown & Sharpe Manufacturing Company
- ------------------------------------
Class A
- -------
 Purchases of capital stock                             661       $    4,517                 --       $       --
 Distributions of capital stock to                      593            5,645                 --               --
  participants
 Sales of capital stock, at market value                 --               --              2,436           16,880

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                      SCHEDULE OF REPORTABLE TRANSACTIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                     ------------------------------------

                                                                                                       CURRENT VALUE OF
                                                                                                       ---------------
                                                                                                     ASSET ON TRANSACTION
                                                                                                     --------------------
IDENTITY OF PARTY INVOLVED   DESCRIPTION OF ASSETS   PURCHASE PRICE   SELLING PRICE   COST OF ASSET          DATE           NET GAIN

- ---------------------------  ----------------------  --------------  ---------------  -------------  ---------------------  --------


Category (iii)     A series of securities transactions  in excess of 5% of plan assets
- --------------------------------------------------------------------------------------
Fleet National Bank*         Fleet Money Market
                             Purchased $1,539,816
                             face amount in
                             265 transactions            $1,539,816       $       --     $1,539,816        $1,539,816       $    --


                             Sold $1,577,038 in
                             207 transactions                    --        1,577,038      1,577,038         1,577,038            --

Principal Mutual Life        Principal Mutual GIC
 Insurance Corporation       #88705-3, 6.38%,
                             12-31-97
                             Purchased $114,718
                             face amount in 12
                             transactions.               $  114,718       $       --     $  114,718        $  114,718       $    --

                             Sold $289,535 face
                             amount in
                             12 transactions.                    --          289,535        289,535           289,535            --


There were no category (i), (ii) or (iv) reportable transactions during 1995.

*  Indicates party-in-interest to the Plan


                                              BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                                          SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                        AT DECEMBER 31, 1995

SHARES OR FACE VALUE            DESCRIPTION                                               FAIR VALUE            COST OF INVESTMENT
==================================================================================================================================
MONEY MARKET FUND
Short-Term Investments
                                 1,115 Fleet Money Market                                     1,115                          1,115
                               130,298 Fidelity Retirement Mny Mkt Prt 630                  130,298                        130,298
                                                                                           --------                       --------
Total Money Market Fund                                                                    $131,413                       $131,413
                                                                                           ========                       ========

DIVERSIFIED FUND
Short-Term Investments
                                27,849 Fleet Money Market                                    27,849                         27,849
Government Securities
                                55,330 US Treas Notes 8.625 due 8/15/97                      58,235                         53,866
                                31,617 US Treas Notes 7.75 due 12/31/99                      34,310                         31,543
                                31,617 US Treas Notes 5.875 due 6/30/00                      32,259                         31,538
                                15,809 US Treas Notes 6.375 due 8/15/02                      16,577                         15,759
                                15,809 US Treas Bonds 11.125 due 8/15/03                     21,213                         20,907
                                31,617 US Treas Notes 5.75 due 8/15/03                       31,997                         30,777
                                                                                           --------                       --------
Total Government Securities                                                                $194,591                       $184,390


Common Equities
                                   411 Alco Std Corp Com                                     18,753                         10,841
                                   569 Altera Corp                                           28,313                         10,108
                                 1,217 America West Airls Inc. Cl B                          20,693                         16,241
                                   348 Amerin Corp Com                                        9,303                          6,104
                                   316 Amr Corp Del Com                                      23,476                         22,219
                                   553 Analog Devices Inc.                                   19,573                         20,147
                                   632 Applied Materials Inc. Com                            24,898                         15,654
                                   854 Atlas Air Inc. Com                                    14,299                         15,241
                                 1,265 Atmel Corp                                            28,297                         14,101
                                   395 Bank of Boston Corp Com                               18,279                         17,584
                                   316 Bankamerica Corp Com                                  20,472                         16,116
                                   711 Barnes & Noble Inc.                                   20,630                         20,274
                                   593 Bay Networks Inc. Com                                 24,380                         15,345
                                   395 Borders Group Inc. Com                                 7,311                          7,080
                                   316 Cabletron Sys Inc. Com                                25,610                         14,897
                                   379 Canadian National Railway Co. Com                      5,691                          5,461
                                 1,138 Central Garden & Pet Co. Com                          10,813                          8,221
                                   506 Ceridian Corp                                         20,867                          9,491
                                   443 Chemical Banking Corp                                 26,005                         24,221
                                   316 Cisco Sys Inc. Com                                    23,594                         16,052


                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1995

SHARES OR FACE VALUE            DESCRIPTION                                               FAIR VALUE           COST OF INVESTMENT
=================================================================================================================================
                                   427 Citicorp Com                                          28,704                     17,160
                                   632 Cognex Corp                                           21,974                      9,036
                                   790 Columbia/HCA Healthcare Corp Com                      40,114                     15,756
                                   553 Community Health Sys Inc.                             19,711                     18,681
                                   506 Corporate Express Inc. Com                            15,239                     12,082
                                   632 Danaher Corp                                          20,077                     11,984
                                   601 Danaka Business Systems Plc Adr                       22,227                     17,220
                                   506 Diamond Multimedia Sys Inc. Com                       18,148                     15,809
                                   158 Donaldson Lufkin & Jenrette Inc. Com                   4,940                      4,451
                                   790 Dovatron Intl Inc.                                    26,677                     15,561
                                   474 DSC Communications Corp Com                           17,488                     16,857
                                   316 Eckerd Jack Corp Del                                  14,109                     11,327
                                   206 Filenet Corp Com                                       9,659                      9,374
                                    95 Fore Systems Inc. Com                                  5,644                      5,350
                                   522 FTP Software Inc. Com                                 15,129                     16,781
                                   427 GCR Hldgs Ltd Com                                      9,604                      8,447
                                   949 General Nutrition Cos Inc.                            21,816                     17,281
                                   316 Global Directmail Corp Com                             8,695                      8,765
                                   790 Gymboree Corp                                         16,303                     17,744
                                   237 Healthcare Compare Corp                               10,315                      4,708
                                 1,107 Healthsource Inc.                                     39,838                     21,566
                                   790 Healthsouth Corporation                               23,021                     14,293
                                   632 Hewlett Packard Co Com                                52,959                     20,659
                                   474 Hilfiger Tommy Corp                                   20,097                      9,904
                                   790 HyperionSoftware Corp Com                             16,797                     15,932
                                   980 Intel Corp Com                                        55,622                     21,881
                                   537 International Rectifier Corp                          13,437                      8,710
                                    79 Jones Apparel Group Inc.                               3,112                      2,711
                                   443 Kensey Nash Corp Com                                   5,533                      5,644
                                   316 KLA Instrs Corp                                        8,240                     13,082
                                   206 Kohls Corp                                            10,789                     10,602
                                   474 La Quinta Inns, Inc.                                  12,983                     13,199
                                   316 Lam Research Corporation                              14,465                     13,729
                                   158 Linear Technology Corp                                 6,205                      6,153
                                   474 LSI Logic Corp                                        15,532                     19,069
                                   158 Maxim Integrated Prods Inc.                            6,086                      5,813
                                   126 Medtronic Inc.                                         7,066                      6,251
                                    79 Micro Whse Inc.                                        3,419                      3,845
                                   348 Microchip Technology Inc.                             12,694                     14,010
                                   158 Microsoft Corp                                        13,872                     15,650
                                   126 MSC Indl Direct Inc. CL A Com                          3,478                      2,403

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1995

SHARES OR FACE VALUE            DESCRIPTION                                               FAIR VALUE           COST OF INVESTMENT
=================================================================================================================================
                                   316 Nationsbank Corp                                       22,013                     14,797
                                    63 Network Appliance Inc. Com                              2,537                      1,148
                                   126 Newbridge Networks Corp                                 5,233                      5,252
                                   648 Norrell Corp GA Common Stk                             19,039                     15,505
                                   316 Norwest Corp                                           10,434                      7,915
                                 1,028 Officemax Inc. Com                                     22,992                     16,108
                                 1,091 Ornda Healthcorp Com Stk                               25,361                     16,406
                                   237 Oxford Health Plans Inc.                               17,518                     12,728
                                   111 Pacificare Health Sys Inc.                              9,627                      9,634
                                   806 Paging Network Inc.                                    19,652                     19,260
                                   158 Parametric Technology Corp Com                         10,513                      5,682
                                   411 Petiatric Svcs of America Com                           6,474                      6,755
                                   237 Physicians Health Svcs Inc.                             8,774                      9,060
                                   553 Platinum Technology Inc.                               10,167                     10,098
                                   158 Promus Hotel Corp Com                                   3,517                      3,246
                                    79 Qualcomm Inc.                                           3,399                      3,414
                                   790 Quorum Health Group Inc. Com Stk                       17,389                     12,392
                                   142 Regal Cinemas Inc. Com                                  4,233                      3,922
                                   490 SFX Broadcasting Inc.                                  14,824                     14,118
                                   237 Silicon Graphics Inc.                                   6,551                      7,929
                                   158 Sitel Corp Com                                          4,841                      4,178
                                   395 Sodak Gaming Inc.                                       8,151                      7,863
                                   632 Softkey Intl Inc. Com                                  14,623                     17,747
                                   316 Solectron Corp Com                                     13,951                      8,435
                                   474 Spectrian Corp Com                                     10,552                     15,739
                                   316 Sterling Healthcare Group Inc.. Com                     3,359                      4,268
                                    47 Stratacom Inc.                                          3,486                      3,397
                                   379 Sun Microsystems                                       17,310                     15,423
                                   790 TCF Finl Corp                                          26,183                     16,149
                                    79 Tellabs Incorporated                                    2,925                      3,114
                                   632 Teradyne Common                                        15,888                      7,644
                                   411 Texas Instruments Com                                  21,168                     26,540
                                   443 Trimble Nav Ltd.                                        8,244                     10,067
                                   553 US Office Prods Co. Com                                12,588                      8,282
                                   711 United Healthcare Corp                                 46,507                     17,716
                                   949 United States Filtr Corp New                           25,254                     16,370
                                   474 USA Waste Svcs Inc. Com                                 8,952                      9,383
                                   190 Valudjet Inc. Com                                       4,695                      3,375
                                   364 Washington Mut Inc. Com                                10,499                      9,783
                                   237 Worldcom Inc. GA Com                                    8,359                      7,173
                                   379 Xilinx Inc.                                            11,572                      5,652
                                   158 3 Com Corp                                              7,371                      7,272
                                   553 3-D Sys Corp Del                                       13,139                     11,167
                                                                                          ----------                 ----------
Total Common Equities                                                                     $1,622,939                 $1,216,984

Total Diversified Fund                                                                    $1,845,379                 $1,429,223
                                                                                          ==========                 ==========

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1995

SHARES OR FACE VALUE            DESCRIPTION                                               FAIR VALUE             COST OF INVESTMENT
===================================================================================================================================
COMPANY STOCK FUND
Short-Term Investments
                                 8,730 Fleet Money Market                                $    8,730                   $    8,730
Company Common Stock
                             36,431.26 Brown & Sharpe Mfg Co Cl  A & B                   $  373,420                   $  347,071
                                                                                         ----------                   ----------
Total Company Common Stock                                                               $  373,420                   $  347,071

Total Company Stock Fund                                                                 $  382,150                   $  355,801
                                                                                         ==========                   ==========

Guaranteed Interest Contracts
Blended GIC                            Fleet Money Market                                $   28,575                   $   28,575
                                       A I Life GIC #18181 6.38% due                        529,418                      529,418
                                       12/31/99
                                       Principal Mutual GIC #88705-3                      2,045,067                    2,045,067
                                       6.38% due 12/31/97
                                                                                         ----------                   ----------
Total Blended GIC                                                                        $2,603,060                   $2,603,060

1992 GIC                               Fleet Money Market                                $      486                   $      486
                                       Principal Mutual GIC -                               259,432                      259,432
                                       #(3)88705-02  6.80% due 12/31/96
                                                                                         ----------                   ----------
                                                                                         $  259,918                   $  259,918

1991 GIC                               Fleet Money Market                                $      328                   $      328
                                       Allstate Life Ins. GIC - #GA 5052                    347,351                      347,351
                                       8.60% due 04/01/96
                                                                                         ----------                   ----------
                                                                                         $  347,679                   $  347,679

TOTAL GUARANTEED INTEREST CONTRACTS                                                      $3,210,657                   $3,210,657
                                                                                         ==========                   ==========


TOTAL INVESTMENTS                                                                        $5,569,599                   $5,127,094

PLAN LOANS RECEIVABLE                                                                    $   70,355                   $   70,355
                                                                                         ----------                   ----------

TOTAL ASSETS HELD FOR INVESTMENTS                                                        $5,639,954                   $5,197,449
                                                                                         ==========                   ==========

                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-33676, 2-56621, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935,
   33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) of Brown & Sharpe
   Manufacturing Company of our report dated June 24, 1996, with respect to the financial statements and schedule of the Brown & Sharpe Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                                  ERNST & YOUNG LLP



   Providence, Rhode Island
   June 24, 1996